Exhibit 99.28 (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 28, 2012, relating to the financial statements of Drexel Hamilton Centre American Equity Fund and Drexel Hamilton Centre Global Equity Fund, each a series of Drexel Hamilton Mutual Funds, and to the reference to our Firm under the caption “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Rothstein Kass

Walnut Creek, California

December 28, 2012